Exhibit 21.1

Name

RESIDEO TECHNOLOGIES, INC. SUBSIDIARIES OF THE REGISTRANT

Country or State of Incorporation

Ackermann Limited	UK
Ademco (Pty) Ltd	South Africa
Ademco 1 B.V.	Netherlands
Ademco 1 GmbH	Germany
ADEMCO 1 LIMITED	UK
Ademco 2 B.V.	Netherlands
Ademco 2 GmbH	Germany
ADEMCO 2 LIMITED	UK
Ademco 2 S.r.l.	Italy
ADEMCO 3 LIMITED	UK
ADEMCO 4 LIMITED	UK
Ademco Australia Pty, Limited	Australia
Ademco Austria GmbH	Austria
ADEMCO Canada II Ltd.	Canada
Ademco Comercial y Centro de Investigación y Desarrollo, S. de R.L. de C.V.	Mexico
Ademco CZ s.r.o.	Czech Republic
Ademco FZE	UAE
Ademco Holding B.V.	Netherlands
Ademco I LLC	US
ADEMCO III Ltd.	Canada
Ademco Inc.	US
Ademco International Limited	UK
Ademco Korea Co., Ltd.	Korea
Ademco Manufacturing Holding Mexico, S. de R.L. de C.V.	Mexico
Ademco Otomasyon Limited Şirketi	Turkey
Ademco Smart Homes Technology (Tianjin) Co., Ltd.	China
Ademco sp.z o.o.	Poland
ADEMCO SRL	Argentina
Ademco Supply S.r.l.	Romania
ADI - Gardiner SAS	France
ADI Global Distribution AB	Sweden
ADI Global Distribution Denmark A/S	Denmark
ADI Global Distribution Finland Oy	Finland
ADI Global Distribution Norge AS	Norway
ADI of Puerto Rico, Inc.	Puerto Rico
ADI-GARDINER EMEA LIMITED	UK
ADI-Gardiner EMEA SAS	France
ADI-Gardiner Holding Limited	UK
ADI-Gardiner Ireland Limited	Ireland
ADI-Gardiner Limited	UK
ADI-GARDINER Netherlands B.V.	Netherlands
ADI-Gardiner NV	Belgium
AlarmExpress Limited	UK
AlarmNet, Inc.	US
BACOU UK Ltd.	UK
BACOUDEV 2 Sarl	France
bk-electronic GmbH	Germany
Cara C'Air BV	Netherlands
COM DEV Services India Private Limited	India
Eclipse Limited	UK
Eclipse Thermal Systems Limited	UK
Elmwood Sensors Limited	UK
EMS Acquisition Company Limited	UK
EnergyMGT UK Limited	UK
Enraf Ltd.	UK
EX-OR Holdings Limited	UK
Ex-Or Limited	UK
Exothermics Limited	UK
Honeywell Combustion Controls S.r.l.	Italy
Honeywell France E Sarl	France
Honeywell Hotechnikai Korlatolt Felelossegu Tarsasag	Hungary
Honeywell Laminate Systems SAS	France
Honeywell Manufacturas de Chihuahua, S. de R.L. de C.V.	Mexico
Honeywell s.r.o	Slovak Republic
Honeywell Security Espana, S.L.	Spain
Honeywell Security Italia S.r.l.	Italy

Honeywell Video Systems UK Limited	UK
Infratec Datentechnik GmbH	Germany
Inline Electronics Limited	UK
Instromet Mexicana, S. de R.L. de C.V.	Mexico
King's Safetywear (India) Pvt Ltd	India
LXE (UK) Ltd.	UK
LXE France Sarl	France
LXE Italia S.r.l.	Italy
Metrologic Instruments UK Limited	UK
Mexhon, S. de R.L. de C.V.	Mexico
Novar Building Products Limited	UK
Novar Dormant Holdings Company Limited	UK
Novar International Limited	UK
Novar Overseas Limited	UK
Novar Plumbing Limited	UK
Novar Projects Limited	UK
OOO System Sensor Fire Detectors	Russia
OTTER PORTUGUESA – INDÚSTRIA DE CALÇADO LDA	Portugal
Pittway 2 Sarl	Switzerland
Pittway 3 Sarl	Switzerland
Pittway BVBA	Belgium
Pittway GmbH	Austria
Pittway Holding GmbH	Switzerland
Pittway Homes Systems, S.L.	Spain
Pittway Sarl	Switzerland
Radio Systemes Ingénierie Video Technologies SAS (a/k/a RSI Video Technologies SAS)	France
RAE UK Limited	UK
Resideo Funding Inc.	US
Resideo Holding Inc.	US
Resideo Intermediate Holding Inc.	US
Resideo Life Care Solutions LLC (fka Honeywell HomMed LLC)	US
Resideo Technologies, Inc.	US
RSI Holding SA	France
RSI Participations SAS	France
RSI Video Technologies Limited	UK
RSI Video Technologies, Inc. (US)	US
Satamatics Global Limited	UK
Satcom1 Integration Services ApS	Denmark
Satronic Controls (U.K.) Limited	UK
Securite Communications SAS	France
Special Products Division Limited	UK
Sperian Protection Footwear Givors SAS	France
Stentorious SAS	France
Sutax Limited	UK
Ultrak Security Systems Sp.z o.o.	Poland
United Barcode Industries Ltd	UK
Video Controls Limited	UK